UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  February 5, 2007

FISCHER IMAGING CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-19386	36-2756787
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

370 Interlocken Blvd, Suite 400
Broomfield, Colorado	80021
(Address of Principal Executive Offices)	(Zip Code)

(303) 452-6800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01         Regulation FD Disclosure.

As previously reported, Fischer Imaging Corporation (“Fischer”) filed a petition under Chapter 11 of title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the District of Colorado (the “Bankruptcy Court”) on August 22, 2006.  On February 5, 2007, Fischer filed with the Bankruptcy Court, as required by the Bankruptcy Code, a monthly operating report for the month ended January 31, 2007 (the “MOR”).

The MOR should be read in conjunction with Fischer’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.  The MOR is not audited and will not be subject to audit or review by Fischer’s external auditors on a stand-alone basis at any time in the future.  The MOR does not include certain quarterly and year to date adjustments typically reflected in Fischer’s quarterly and annual financial statements filed with the Securities and Exchange Commission, and the financial information contained in the MOR is not indicative of Fischer’s financial condition or operating results on a basis consistent with generally accepted accounting principles in the United States.  Fischer cautions readers not to place undue reliance upon the information contained in the MOR and directs such readers to refer to the risk factors contained in Fischer’s Annual Report on Form 10-K for the year ended December 31, 2005, as updated in subsequently filed periodic reports.

The information in this Current Report on Form 8-K under Item 7.01, “Regulation FD Disclosure,” including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

Item 9.01         Financial Statements and Exhibits.

(d)  Exhibits

The following Exhibits are filed as part of this report:

EXHIBIT NO.	DESCRIPTION

99.1	Fischer Imaging Corporation Monthly Operating Report for the month ended January 31, 2007

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISCHER IMAGING CORPORATION

Date: February 12, 2007	By:	/s/ Paula Rosson
Paula L. Rosson
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.1	Fischer Imaging Corporation Monthly Operating Report for the month ended January 31, 2007